Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contact		Investor Relations Contact

Julia O’Shaughnessy Echelon Corporation +1 (408) 938-5357 joshaughnessy@echelon.com	Allyson Stinchfield Atomic Public Relations +1 (415) 402-0230 allyson@atomicpr.com	Polk Laffoon Echelon Corporation (408) 938-3119 plaffoon@echelon.com

Echelon Reports First Quarter Results

SAN JOSE, CA – April 26th, 2007 – Echelon Corporation (NASDAQ: ELON) today announced record revenue for the quarter ended March 31, 2007. Chairman and CEO Ken Oshman noted that, “This was an important quarter for us as we reported our first significant revenue related to our Networked Energy Services (NES) product line. While this revenue included a significant portion deferred from previous quarters, it still marks a major accomplishment as we see the years of investment in the advanced metering field — which we view as an enormous opportunity — begin to bear fruit. Additionally, our LonWorks® infrastructure product line had its best quarter ever in Europe and a strong performance in Asia. Overall we continue to believe that we are on a path to reach our goal of non-GAAP profitability in the fourth quarter of this year.”

Revenues for the quarter ended March 31, 2007 were $39.3 million compared to revenues of $10.7 million for the same period in 2006. Revenues for the quarter ended March 31, 2007 were comprised of $24.9 million from products and services sold to our NES customers, $13.2 million from our LONWORKS infrastructure product line, and $1.2 million related to the Enel project. Revenues for the quarter ended March 31, 2006 were comprised of $10.4 million from our LONWORKS infrastructure products, $200,000 related to the Enel project, and $166,000 from products and services sold to our NES customers.

Echelon Reports First Quarter Results	Page 2 of 10

The GAAP net loss for the quarter ended March 31, 2007 was $5.4 million, or $0.14 cents per share, based on a weighted average of 39,227,000 common shares outstanding, compared to a GAAP net loss of $8.5 million, or $0.21 cents per share, based on a weighted average of 39,767,000 common shares outstanding for the first quarter of 2006. The non-GAAP net loss for the quarter, which excludes stock-based compensation expenses, was $4.2 million, or $0.11 cents per share, compared to a non-GAAP net loss of $7.1 million, or $0.18 cents per share for the same period in 2006. Gross margin for the quarter was 25.8% compared to 53.4% for the same period in 2006. Total operating expenses were $16.9 million compared to $15.5 million for the same period in 2006. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

Mr. Oshman continued, “Demand for energy efficiency continues to drive Echelon and interest in both our LonWorks and NES product lines. Our strategy of focusing on enabling applications and on markets that can benefit greatly from energy efficiencies is proving sound.

In March, we won the Early Adopter Innovator Award from the State of California Energy Commission’s Demand Response Research Council. The Award highlights the value of using control technologies to actively manage energy use (demand), especially during peak demand periods.

In Europe, the underlying protocol for the LonWorks platform has been incorporated into a European standard for the control of home appliances. Once again, our control technology enables the networking of everyday devices—home appliances in this instance—which in turn makes smarter energy consumption by homeowners possible.

Our biggest European advanced metering customer, Vattenfall in Sweden, has been very pleased with its rollout of the NES System by our partner Telvent. While the initial framework agreement was for 300,000 meters, they have already executed options for up to an additional 300,000 meters, bringing the project’s current total to as many as 600,000 meters.

And this week, we announced that LINZ STROM of Austria has selected the NES system through our partner Ubitronix for a metering project of 75,000 meters with options for 75,000

Echelon Reports First Quarter Results	Page 3 of 10

additional meters. This solution leverages the NES system’s open interfaces to provide not only advanced metering but also two-way demand response and load management for up to four separate circuits in homes; it also integrates an i.LON 100 based street light monitoring and control system. The project showcases the power of Echelon’s NES and LonWorks product lines to provide comprehensive energy management solutions to utilities and municipalities.”

Mr. Oshman concluded, “In our NES product line we are hard at work to ensure that our rollouts are successes, to build a backlog for 2008, and to complete very important engineering and manufacturing cost reduction programs to improve margins. In our LonWorks product line we are off to a good start in Europe and Asia. Performance in the Americas, however, was lower than we had expected, and may reflect an underlying softness in this market that we will continue to monitor closely. As a company we remain focused on achieving our goal of returning to non-GAAP profitability by the fourth quarter. This quarter was a first successful step along that path.”

Along with first-quarter earnings, Echelon management also noted a new win in China for street and bridge lighting, the addition of Ferragens e Aparelhos Eletricosas in Brazil to the NES VAR program, and the selection of the NES System by CitiPower in Victoria, Australia for a small pilot project to test potential solutions for Victoria’s rapidly emerging smart metering market. Details on news from first quarter 2007 and other news from Echelon can be found at http://www.echelon.com/company/press/.

Business Outlook

The following statements are based on the company’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see “Risk Factors of Forward Looking Statements” at the end of this release for a description of certain important risk factors that could cause actual results to differ.

Echelon management offers the following guidance for the quarter ending June 30, 2007 and the full year ending December 31, 2007. All non-GAAP estimates exclude the impact of any stock-based compensation charges.

•

For the quarter, revenue is expected to be approximately $28.5 million. We expect NES system revenues to be approximately $11.0 million, LonWorks infrastructure revenues to be approximately $13.7 million, and Enel project revenues to be approximately $3.8 million.

Echelon Reports First Quarter Results	Page 4 of 10

•

For the full year, we continue to expect total revenues of approximately $138.0 million. Of this amount, we expect NES system revenues will be approximately $68.0 million, LonWorks infrastructure revenues will be approximately $59.0 million, and Enel project revenues will be approximately $11.0 million.

•	For both the quarter and full year, non-GAAP gross margin, which excludes any stock-based compensation expense, is expected to be approximately 37.5%.

•

For the quarter, non-GAAP operating expenses, which exclude any stock-based compensation charges, are expected to be approximately $16.5 million. For the full year, we expect non-GAAP operating expenses will be approximately $65.0 million.

•

For the quarter, we expect stock-based compensation expenses associated with stock options and other equity compensation awards to be approximately $1.5 million. For the full year, we expect stock-based compensation expenses to be approximately $5.9 million. This estimate could change based on the size and timing of options actually granted by the Compensation Committee, as well as other factors we will use in valuing future option grants, such as the market price and historical volatility of Echelon’s stock price when those grants are made.

•	For the quarter, interest and other income is expected to be approximately $1.3 million. For the full year, we expect interest and other income to be approximately $4.6 million.

•	For the quarter, we expect our provision for income taxes will be approximately $107,000. For the full year, we expect our provision for income taxes will be approximately $430,000.

•

For the quarter, we expect to generate a non-GAAP loss per share of approximately $0.12 and a GAAP loss per share of $0.16, based on a weighted average of 39,500,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

Echelon Reports First Quarter Results	Page 5 of 10

•

For the full year, we continue to expect a non-GAAP loss per share of approximately $0.23 and a GAAP loss per share of $0.38, based on a weighted average of 39,500,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 11:00 am PT (1:00 pm Central/2:00 pm Eastern). To access the conference call, dial 800-231-9012 (callers outside the US please use +1-719-457-2617); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through June 30th, 2007.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation (NASDAQ:ELON) is a networking company that provides products and systems that can monitor and save energy, lower costs, improve productivity and enhance service, quality, safety and convenience by networking together everyday devices in utility, building, industrial, transportation and home control systems. Tens of millions of smart devices based on Echelon’s products and systems are in use around the world today bringing benefits to consumers and industry. More information about Echelon can be found at http://www.echelon.com.

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Echelon Reports First Quarter Results	Page 6 of 10

Echelon, LONWORKS, i.LON and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Pyxos is a trademark of Echelon in the US and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance, including statements regarding opportunities in the advanced metering field, the effect of demand for energy efficiency on Echelon sales; the use of the LonWorks platform in home control and street lighting, bridge lighting and other applications; the status of NES system projects at Vattenfall, LINZ STROM and CitiPower; Echelon’s ability to build backlog and introduce cost reduction programs for the NES business; sales performance in the Americas; and Echelon’s projected financial results for the second quarter and full year 2007. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the development and growth of markets for Echelon’s products and services, particularly our NES products; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer and consumer expectations; risks that our products or technology might not be accepted in standards specifications, or even if accepted, that our products might not be used in applicable implementations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer than the number of meters anticipated by Echelon or will cancel the project, or the risk that the project will not pass certain tests imposed by the utility; the risk that Echelon does not meet expected shipment schedules for the NES system; risks associated with uncertainties pertaining to the timing and level of customer orders and demand for products and services; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues that Echelon expects to recognize from time to time; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q for the quarter ended March 31, 2007 when filed with the Securities and Exchange Commission; and with our 2006 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2007.

Echelon Reports First Quarter Results	Page 7 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS

Current Assets:
Cash and cash equivalents	$35,870	$37,412
Short-term investments	85,684	86,745
Accounts receivable, net	17,520	13,918
Inventories	11,075	11,359
Deferred cost of goods sold	6,432	19,060
Other current assets	2,236	2,359

Total current assets	158,817	170,853
Property and equipment, net	15,075	15,188
Other long-term assets	10,268	10,235

	$184,160	$196,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$6,420	$6,893
Accrued liabilities	8,417	4,697
Deferred revenues	15,066	26,843

Total current liabilities	29,903	38,433

Deferred rent	1,296	1,268
Total stockholders’ equity	152,961	156,575

	$184,160	$196,276

Echelon Reports First Quarter Results	Page 8 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Product	$39,077	$10,574
Service	192	171

Total revenues	39,269	10,745

Cost of revenues:
Cost of product (1)	28,627	4,563
Cost of service (1)	492	445

Total cost of revenues	29,119	5,008

Gross profit	10,150	5,737

Operating expenses:
Product development (1)	7,801	6,991
Sales and marketing (1)	5,415	5,147
General and administrative (1)	3,708	3,402

Total operating expenses	16,924	15,540

Loss from operations	(6,774)	(9,803)
Interest and other income, net	1,497	1,394

Loss before provision for income taxes	(5,277)	(8,409)
Income tax expense	108	80

Net loss	$(5,385)	$(8,489)

Net loss per share:
Basic	$(0.14)	$(0.21)
Diluted	$(0.14)	$(0.21)

Shares used in computing net loss per share:
Basic	39,227	39,767
Diluted	39,227	39,767

(1)	Amounts include stock-based compensation costs as follows:

Cost of product	$127	$112
Cost of service	14	14
Product development	418	614
Sales and marketing	281	360
General and administrative	340	306

Total stock-based compensation expenses	$1,180	$1,406

Echelon Reports First Quarter Results	Page 9 of 10

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended March 31,
	2007	2006
GAAP net loss	$(5,385)	$(8,489)
Stock-based compensation	1,180	1,406

Total non-GAAP adjustments to earnings from operations	1,180	1,406
Income tax effect of reconciling items	—	—

Non-GAAP net loss	$(4,205)	$(7,083)

Non-GAAP net loss per share:
Diluted	$(0.11)	$(0.18)
Shares used in computing net loss per share:
Diluted	39,227	39,767

Echelon Reports First Quarter Results	Page 10 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows provided by (used in) operating activities:
Net loss	$(5,385)	$(8,489)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,097	1,032
Loss (gain) on disposal of fixed assets	2	—
Increase in (reduction of) allowance for doubtful accounts	7	(94)
Reduction of (increase in) accrued investment income	114	(3)
Stock-based compensation	1,180	1,406
Change in operating assets and liabilities:
Accounts receivable	(3,607)	4,945
Inventories	290	(204)
Deferred cost of goods sold	12,627	(1,078)
Other current assets	131	(649)
Accounts payable	(479)	361
Accrued liabilities	3,713	(2,872)
Deferred revenues	(11,779)	4,495
Deferred rent	28	61

Net cash used in operating activities	(2,061)	(1,089)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(31,783)	(12,842)
Proceeds from maturities and sales of available-for-sale short-term investments	32,768	22,195
Change in other long-term assets	6	17
Capital expenditures	(983)	(1,031)

Net cash provided by investing activities	8	8,339

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options.	845	—
Repurchase of common stock.	(377)	(977)

Net cash provided by (used in) financing activities	468	(977)

Effect of exchange rates on cash:	43	84

Net increase (decrease) in cash and cash equivalents	(1,542)	6,357
Cash and cash equivalents:
Beginning of period	37,412	59,080

End of period	$35,870	$65,437